Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                         13-5266470
                                                         (I.R.S. employer
                                                         identification no.)

399 Park Avenue, New York, New York                      10043
(Address of principal executive office)                  (Zip Code)

                             -----------------------

                      GENERAL MOTORS ACCEPTANCE CORPORATION
               (Exact name of obligor as specified in its charter)

Delaware                                                 38-0572512
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification no.)


3044 West Grand Boulevard
Detroit, Michigan                                        48202
(Address of principal executive offices)                 (Zip Code)

                            -------------------------

                                MEDIUM-TERM NOTES
                       (Title of the indenture securities)

Item 1. General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                     Address
          ----                                     -------
          Comptroller of the Currency              Washington, D.C.

          Federal Reserve Bank of New York         New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation    Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16. List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.


          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2000-attached)

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.

                               ------------------


                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 6th day of February, 2001.



                                            CITIBANK, N.A.

                                            By /s/WAFAA ORFY
                                            ------------------------------
                                                  Wafaa Orfy
                                                  Assistant Vice President

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                                 Citibank, N.A.

of New York in the State of New York, at the close of business on September 30, 2000, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


                                     ASSETS
                                                                      Thousands
                                                                     of dollars
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin             $    8,554,000
  Interest-bearing balances                                          15,678,000
Held-to-maturity securities                                                   0
Available-for-sale securities                                        38,563,000
Federal funds sold and securities purchased under
  agreements to resell                                                5,150,000
Loans and lease financing receivables:
        Loans and Leases, net of unearned income                   $244,199,000
        LESS: Allowance for loan and lease losses                     4,655,000
        Loans and leases, net of unearned income, allowance,
          and reserve                                               239,544,000
Trading assets                                                       34,918,000
Premises and fixed assets (including capitalized leases)              3,875,000
Other real estate owned                                                 305,000
Investments in unconsolidated
  subsidiaries and associated companies                               1,214,000
Customers' liability to this bank
  on acceptances outstanding                                          1,364,000
Intangible assets                                                     5,935,000
Other assets                                                         13,898,000
                                                                 --------------
TOTAL ASSETS                                                     $  368,998,000

                                  LIABILITIES

Deposits:
  In domestic offices                                            $   48,906,000
        Noninterestbearing                      $ 14,055,000
        Interestbearing                           34,851,000
                                                ------------
In foreign offices, Edge and
        Agreement subsidiaries, and IBFs                            214,027,000
        Noninterestbearing                      $ 13,763,000
        Interestbearing                          200,264,000
                                                ------------
Federal funds purchased and securities sold under agreements
        to repurchase                                                11,479,000
Demand notes issued to the U.S. Treasury                                      0
Trading liabilities                                                  24,753,000
  Other borrowed money (includes mortgage indebtedness and
        obligations under capitalized leases):
        With a remaining maturity of one year or less                12,574,000
        With a remaining maturity of more
          than one year through three years                           4,281,000
        With a remaining maturity of more
          than three years                                            2,544,000
Bank's liability on acceptances executed and outstanding              1,404,000
Subordinated notes and debentures                                     8,200,000
Other liabilities                                                    14,355,000
                                                                 --------------
TOTAL LIABILITIES                                                $  342,523,000

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus                                 0
Common stock                                                     $      751,000
Surplus                                                              11,254,000
Undivided profits and capital reserves                               15,349,000
Net unrealized holding gains (losses)
        on available-for-sale securities                                 (8,000)
Accumulated net gains (losses) on cash flow hedges                            0
Cumulative foreign currency translation adjustments                    (871,000)
                                                                 --------------
TOTAL EQUITY CAPITAL                                             $   26,475,000

TOTAL LIABILITIES AND EQUITY CAPITAL                             $  368,998,000

I, Roger W. Trupin, Controller of the above- named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                 ROGER W. TRUPIN
                                                                      CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                               ALAN S. MacDonald
                                                               WILLIAM R. RHODES
                                                               VICTOR J. MENEZES
                                                                       DIRECTORS